Exhibit 4.20(h)

SUPPLEMENTAL LETTER

AMENDMENT OF FINANCIAL COVENANTS AND DEFINITION OF BUSINESS DAY

To:

GRINDROD SHIPPING PTE LTD.

200 Cantonment Road, #03-01 Southpoint, Singapore 089763

as Borrower

IVS BULK 475 PTE. LTD.

IVS BULK 603 PTE. LTD.

IVS BULK 609 PTE. LTD.

IVS BULK 611 PTE. LTD.

IVS BULK 612 PTE. LTD.

200 Cantonment Road, #03-01 Southpoint, Singapore 089763

as Owner Guarantors

GRINDROD SHIPPING HOLDINGS LTD.

200 Cantonment Road, #03-01 Southpoint, Singapore 089763

as Corporate Guarantor

Date:    7    June 2021

Dear Sirs

By a facility agreement dated 8 May 2018 (as amended and supplemented from time to time) (the "Facility Agreement") originally made between amongst others (i) the Borrower, (ii) the Owner Guarantors, (iii) the banks and financial institutions named therein as lenders, (iv) Credit Agricole Corporate and Investment Bank, DVB Bank SE Singapore Branch and Standard Chartered Bank, Singapore Branch as mandated lead arrangers, (v) the banks and financial institutions named therein as hedge counterparties and DVB Bank SE Singapore Branch as facility agent and security agent the lenders agreed to lend to the Borrower a facility of up to US$100,000,000.

By a resignation and appointment deed dated 28 May 2021 DVB Bank SE Singapore Branch resigned as facility agent and security agent and Credit Agricole Corporate and Investment Bank succeeded as facility agent (the "Facility Agent") and security agent (the "Security Agent").

By a transfer certificate dated 1 June 2021 DVB Bank SE Singapore Branch transferred its Commitment under the Facility Agreement to NIBC Bank N.V.

By a transfer certificate dated 1 June 2021 Standard Chartered Bank, Singapore Branch transferred its Commitment under the Facility Agreement to NIBC Bank N.V.

1	DEFINITIONS

1.1	We refer to the Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

1.2	In this letter, unless the contrary intention appears:

"Effective Date" means the date on which the conditions in paragraph 3.1 are satisfied.

2	OBLIGORS' REQUEST

The Obligors have requested the consent of the Lenders to amend the Facility Agreement as detailed in paragraph 4 of this letter.

3	CONSENT AND CONDITIONS PRECEDENT

3.1	The Facility Agent and the Lenders confirm the agreement of the Finance Parties to the Obligors' request in paragraph 2 subject to the receipt by the Facility Agent of the following in form and substance satisfactory to the Facility Agent by no later than 7 June 2021 or such later date as the Obligors and the Facility Agent agree:

(a)	confirmation that each of the documents required by an Obligor pursuant to Schedule 2 Part A paragraphs 1.1 to 1.3 (inclusive) of the Facility Agreement have not been amended or modified in any way since the last date of their delivery to the Facility Agent, save for the address change to the Corporate Guarantor; and

(b)	a duly executed original of this letter.

4	AMENDMENTS TO FINANCE DOCUMENTS

4.1	Amendments to the Facility Agreement

With effect from the Effective Date, the Facility Agreement shall be amended as follows:

(a)	by deleting the definition of Business Day in clause 1.1 (Definitions} of the Facility Agreement and replacing it with the following new definition of Business Day in clause 1.1 (Definitions):

""Business Day" means a day (other than a Saturday or Sunday) (i) on which banks are open for general business in London, Paris, Singapore and Amsterdam and (ii) in relation to payments in dollars, New York."

(b)	by deleting clause 20.1 (Financial covenants) of the Facility Agreement and replacing it with the following new clause 20.1 (Financial covenants):

"20.1 Financial covenants

(a)	The Borrower shall ensure that the consolidated financial position of the Group shall at all times from the Utilisation Date and thereafter during the Security Period be such that:

(i)	Book Value Net Worth is not less than the lower of (other than in respect of paragraph (A)(1) below):

(A)	any of the following (as applicable):

(1)	$250,000,000 in 2017 and 2018 and not less than $265,000,000 in 2019;
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(2)	During the period from 1 January 2020 to 31 December 2020 (inclusive), the aggregate of $225,000,000, 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise;

(3)	From 1 January 2021 and thereafter, the aggregate of $200,000,000 plus 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise; and

(B)	$275,000,000;

(ii)	Cash and Cash Equivalents of not less than, during the period from 1 January 2020 to 30 September 2020 (inclusive), $20,000,000 and, at all other times, $30,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Reserve Account required pursuant to Clause 20.3 (Minimum Cash);

(iii)	During the period from 1 January 2020 to 31 December 2020 (both dates inclusive) the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 80 per cent. and from 1 January 2021 thereafter shall not be more than 75 per cent.; and

(iv)	Working Capital is positive.";

(c)	by construing all references in the Facility Agreement to "this Agreement" and all references in the other Finance Documents to "the Facility Agreement" as references to the Facility Agreement as amended and supplemented by this letter.

4.2	Amendments to the Corporate Guarantor Guarantee

With effect from the Effective Date, the Parties agree that clause 10.1 ( Financial Covenants) of the Corporate Guarantor Guarantee Facility Agreement shall be deleted and replaced with the following new paragraph:

"10.1     Financial covenants

(a)	The Guarantor shall ensure that the consolidated financial position of the Group shall at all times during the Security Period be such that:

(i)	Book Value Net Worth is not less than the lower of (other than in respect of paragraph (A)(1) below):

(A)	any of the following (as applicable):

(1)	$250,000,000 in 2017 and 2018 and not less than $265,000,000 in 2019;

(2)	During the period from 1 January 2020 to 31 December 2020 (inclusive), the aggregate of $225,000,000, 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise;

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(3)	From 1 January 2021 and thereafter, the aggregate of $200,000,000 plus 25 per cent. of Positive Retained Earnings (accruing from 30 June 2019) and 50 per cent. of each Capital Raise; and

(B)	$275,000,000;

(ii)	Cash and Cash Equivalents of not less than, during the period from 1 January 2020 to 30 September 2020 (inclusive), $20,000, 000 and, at all other times, $30,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Reserve Account required pursuant to Clause 20.3 (Minimum Cash);

(iii)	During the period from 1 January 2020 to 31 December 2020 (both dates inclusive) the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 80 per cent. and from 1 January 2021 thereafter shall not be more than 75 per cent.; and

(iv)	Working Capital is positive.";

5	MISCELLANEOUS

5.1	All other terms and conditions of the Facility Agreement and the other Finance Documents are to remain in full force and effect.

5.2	This letter may be executed in any number of counterparts.

5.3	A person, other than a Finance Party, who is not a party to this letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this letter.

6	LAW AND JURISDICTION

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English Law. The provisions of clauses 47 ( Enforcement ) of the Facility Agreement shall be incorporated into this letter as if set out in full herein with references to any Finance Document construed as references to this letter.

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Please confirm your agreement to this letter by signing below.

LENDERS

SIGNED by
duly authorised
for and on behalf of		/s/ Emeline Yew
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH		Emeline Yew Attorney-in-Fact

SIGNED by
duly authorised		/s/ Michael de Visser	/s/ Saskia Hovers
for and on behalf of		Michael de Visser	Saskia Hovers
NIBC BANK N.V.

FACILITY AGENT

SIGNED by	)
duly authorised	)	/s/ Emeline Yew
for and on behalf of	)	Emeline Yew
CREDIT AGRICOLE CORPORATE AND	)	Attorney-in-Fact
INVESTMENT BANK	)

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We hereby acknowledge receipt of the above letter and confirm our agreement to the terms thereof and confirm that the Finance Documents to which we are a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect (as amended by this letter) and shall continue to stand as security for our obligations under the Facility Agreement and the other Finance Documents to which we are a party.

BORROWER

SIGNED by	)
duly authorised	)	/s/ Stephen William Griffiths
for and on behalf of	)	Stephen William Griffiths
GRINDROD SHIPPING PTE. LTD.	)

OWNER GUARANTORS

SIGNED by	)
duly authorised	)	/s/ Stephen William Griffiths
for and on behalf of	)	Stephen William Griffiths
IVS BULK 475 PTE. LTD.	)

SIGNED by	)
duly authorised	)	/s/ Stephen William Griffiths
for and on behalf of	)	Stephen William Griffiths
IVS BULK 603 PTE. LTD.	)

SIGNED by	)
duly authorised	)	/s/ Stephen William Griffiths
for and on behalf of	)	Stephen William Griffiths
IVS BULK 609 PTE. LTD.	)

SIGNED by	)
duly authorised	)	/s/ Stephen William Griffiths
for and on behalf of	)	Stephen William Griffiths
IVS BULK 611 PTE. LTD.	)

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SIGNED by	)
duly authorised	)	/s/ Stephen William Griffiths
for and on behalf of	)	Stephen William Griffiths
IVS BULK 612 PTE. LTD.	)

CORPORATE GUARANTOR

SIGNED by	)	/s/ Stephen William Griffiths
duly authorised	)	Stephen William Griffiths
for and on behalf of	)
GRINDROD SHIPPING HOLDINGS LTD.	)

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